UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2004

Armor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18863	59-3392443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Marsh Landing Parkway, Jacksonville, Florida	32250
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (904) 741-5400

__________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On October 19, 2004, Armor Holdings, Inc. (the "Registrant") announced financial results for the fiscal quarter ended September 30, 2004. A copy of the press release announcing the Registrant's earnings results for the fiscal quarter ended September 30, 2004 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The earnings press release contains a financial measure that is not in accordance with generally accepted accounting principles in the United States ("GAAP"). The Registrant has provided a reconciliation within the earnings release of the non-GAAP financial measure EBITDA to the most directly comparable GAAP financial measure net income. EBITDA, which represents the Registrant's results from continuing operations before interest, income taxes, and certain non-cash items, including depreciation and amortization, is presented in the earnings release because the Registrant's credit facility and indenture under which the Registrant's 8 ¼% senior subordinated notes in the aggregate principal amount of $150,000,000 maturing in 2013 are issued contain financial covenants which are based on the Registrant's EBITDA. Additionally, management believes that EBITDA is a common alternative measure of operating performance used by investors and financial analysts to measure value, cash flow and performance. The non-GAAP financial measure described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits. The following Exhibit is filed herewith as a part of this report:

Exhibit	Description
99.1	Press Release dated October 19, 2004 with respect to the Registrant's financial results for the fiscal quarter ended September 30, 2004 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2004

ARMOR HOLDINGS, INC.

By:	/s/ Glenn J. Heiar Name: Glenn J. Heiar Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
Exhibit 99.1	Press Release dated October 19, 2004 with respect to the Registrant's financial results for the fiscal quarter ended September 30, 2004 (furnished only).